As filed with the Securities and Exchange Commission on October 4, 2010

Registration No. 333-148819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PBSJ CORPORATION

(Exact name of Registrant as specified in its charter)

FLORIDA	59-1494168
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4030 West Boy Scout Boulevard, Suite 700

Tampa, Florida 33607

(813) 282-7275

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

THE AMENDED AND RESTATED THE PBSJ CORPORATION 2008 EMPLOYEE STOCK

OWNERSHIP AND DIRECT PURCHASE PLAN

THE PBSJ CORPORATION 2008 EMPLOYEE RESTRICTED STOCK PLAN

THE PBSJ CORPORATION 2008 EMPLOYEE PAYROLL STOCK PURCHASE PLAN

(Full title of the plan)

Benjamin P. Butterfield

Senior Vice President, General Counsel and Secretary

The PBSJ Corporation

4030 West Boy Scout Boulevard, Suite 700

Tampa, Florida 33607

(813) 282-7275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ira N. Rosner, Esq.

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑ (do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1, filed by The PBSJ Corporation, a Florida corporation (“PBSJ”), deregisters all unsold securities registered for issuance under the Registration Statement on Form S-8, File No. 333-148819, which was filed with the Securities and Exchange Commission on January 23, 2008 (the “Registration Statement”).

On October 1, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 1, 2010, by and among WS Atkins plc, a public limited company organized under the laws of England and Wales (“Atkins”), Faldo MAS, Inc., a Florida corporation and indirect wholly-owned subsidiary of Atkins (“Merger Sub”), and PBSJ, Merger Sub merged with and into PBSJ, with PBSJ continuing as the surviving corporation and an indirect wholly-owned subsidiary of Atkins (the “Merger”). In connection with the Merger, PBSJ terminated all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by PBSJ in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, PBSJ hereby removes from registration all securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 4, 2010.

THE PBSJ CORPORATION

By:	/s/ Benjamin P. Butterfield
Benjamin P. Butterfield
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Benjamin P. Butterfield his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Paulsen Robert J. Paulsen	Chief Executive Officer and President (Principal Executive Officer), Director	October 4, 2010

/s/ Donald J. Vrana Donald J. Vrana	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 4, 2010

/s/ Keith E.F. Clarke Keith E.F. Clarke	Director	October 4, 2010